SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 21, 2000

                                MEDICALOGIC, INC.

             (Exact name of registrant as specified in its charter)




            Oregon                         000-28285            93-0890696
 (State of other jurisdiction      (Commission File Number)  (I.R.S. Employer
incorporation or organization)                               dentification No.)





                           20500 NW Evergreen Parkway
                             Hillsboro, Oregon 97124
                    (Address of principal executive offices)



                                 (503) 531-7000
                         (Registrant's telephone number,
                              including area code)

Item 5.  Other Events.

         On February 21, 2000, MedicaLogic, Inc., an Oregon corporation ("MedicaLogic"), AQ Merger Corp., a Delaware corporation and wholly owned subsidiary of MedicaLogic ("AQ"), and Total eMed, Inc., a Delaware corporation ("Total eMed"), entered into an Agreement of Reorganization and Merger (the "Total eMed Merger Agreement"), a copy of which is attached hereto as Exhibit
99.1 and incorporated by reference herein. Pursuant to the terms of the Total eMed Merger Agreement, AQ would merge with and into Total eMed (the "Total eMed Merger"), subject to certain conditions being satisfied or waived. Pursuant to the Total eMed Merger Agreement, each share of Total eMed Common Stock, $0.001 par value, would be converted into the right to receive .8070437 shares of MedicaLogic Common Stock. Conditions to the consummation of the Total eMed Merger include the receipt of regulatory approvals and approval by the shareholders of MedicaLogic and Total eMed. Certain shareholders of MedicaLogic holding approximately 34.9% of the outstanding shares of MedicaLogic have entered into agreements to vote their MedicaLogic shares in favor of the Total eMed Merger, and certain shareholders of Total eMed holding approximately 81% of the outstanding common stock, 60% of the outstanding Series A preferred stock, 99.8% of the outstanding Series B preferred stock, and 99.8% of the outstanding Series C preferred stock of Total eMed have entered into agreements to vote their Total eMed shares in favor of the Total eMed Merger.

         On February 21, 2000, MedicaLogic, Inc., an Oregon corporation ("MedicaLogic"), Moneypenny Merger Corp., a Delaware corporation and wholly owned subsidiary of MedicaLogic ("Moneypenny"), and Medscape, Inc., a Delaware corporation ("Medscape"), entered into an Agreement of Reorganization and Merger (the "Medscape Merger Agreement"), a copy of which is attached hereto as Exhibit
99.2 and incorporated by reference herein. Pursuant to the terms of the Medscape Merger Agreement, Moneypenny would merge with and into Medscape (the "Medscape Merger"), subject to certain conditions being satisfied or waived. Pursuant to the Medscape Merger Agreement, each outstanding share of Medscape Common Stock, $0.01 par value, would be converted into the right to receive .323 of a share of MedicaLogic Common Stock. Conditions to the consummation of the Medscape Merger include the receipt of regulatory approvals and approval by the shareholders of MedicaLogic and Medscape. Certain shareholders of MedicaLogic holding approximately 34.9% of the outstanding shares of MedicaLogic have entered into agreements to vote their MedicaLogic shares in favor of the Medscape Merger, and certain shareholders of Medscape holding approximately 40.3% of the outstanding shares of Medscape have entered into agreements to vote their Medscape shares in favor of the Medscape Merger.

         On February 22, 2000, MedicaLogic, Total eMed and Medscape issued a joint press release announcing the execution of the merger agreements, which press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

         The foregoing summaries of the merger agreements are qualified in their entirety by reference to the full agreements which are attached hereto as exhibits.

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
         The information set forth above shall not be deemed to constitute an offer to sell any security. Any such offer to sell will be made only by means of a prospectus.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits
                  --------

                  2.1 Agreement of Reorganization and Merger dated as of February 21, 2000 among MedicaLogic, Inc., Total eMed, Inc. and AQ Merger Corp.*

                  2.2 Agreement of Reorganization and Merger dated as of February 21, 2000 among MedicaLogic, Inc., Medscape, Inc. and Moneypenny Merger Corp.*

                  99.1 Text of Joint Press Release, dated February 22, 2000, titled "MedicaLogic and Medscape Agree to Merge; MedicaLogic Also to Acquire Total eMed."













----------

*Certain exhibits to, and schedules delivered in connection with, the Total eMed Merger Agreement and Medscape Merger Agreement have been omitted pursuant to
Item 601(b)(2) of Regulation S-K. MedicaLogic agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.

                                   Signatures
                                   ----------

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    March 7, 2000                MEDICALOGIC, INC.


                                        By FRANK J. SPINA
                                           -------------------------------------
                                           Frank J. Spina
                                           Senior Vice President and
                                           Chief Financial Officer

                                  EXHIBIT INDEX



Ex. No.         Description
-------         -----------

   2.1 Agreement of Reorganization and Merger dated as of February 21, 2000 among MedicaLogic, Inc., Total eMed, Inc. and AQ Merger Corp.

   2.2 Agreement of Reorganization and Merger dated as of February 21, 2000 among MedicaLogic, Inc., Medscape, Inc. and Moneypenny Merger Corp.

   99.1 Text of Joint Press Release, dated February 22, 2000, titled "MedicaLogic and Medscape Agree to Merge; MedicaLogic Also to Acquire Total eMed."